U.S. Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

Freedom Environmental Services, Inc.
 (Name of small business issuer as specified in its charter)

                                           Delaware
(State or other jurisdiction of incorporation)

000-53388                                56-2291458
       (Commission File Number)                                                           (I.R.S. Employer Identification No.)

5036 Dr. Phillips Blvd. #306
Orlando, Florida 32819

(407) 658-6100
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", “our company" refer to Freedom Environmental Services, Inc., a Nevada corporation.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Board of Directors, in reviewing the annual report on Form 10-K for the year ended December 31, 2008 in discussion with the Company's auditors, determined that the Company’s previously issued report on Form 10-K for the year ended December 31, 2008 should not be relied upon and are inaccurate at this time and have authorized the filing of a Form 10-K/A for the year ended December 31, 2008.  Note 8 of the attached financial statements outlined the revisions that have been made to the financial statements. Note 8 reads as follows:

Note 8 – Income taxes

The provision (benefit) for income taxes from continued operations for the period ended June 30, 2009 consist of the following:

December 31, 2008		December 31, 2007
Current:
Federal	$-	$-
State
Deferred:
Federal	$4,000,000	$1,750,000
State	100,000	50,000
	4,100,000	1,800,000
Benefit from the operating loss carryforward	(4,100,000)	(1,800,000)
(Benefit) provision for income taxes, net	$-	$-

The difference between income tax expense computed by applying the federal statutory corporate tax rate and actual income tax expense is as follows:

	December 31, 2008	December 31, 2007
Statutory federal income tax rate
State income taxes and other	34.0%	34.0%
Effective tax rate	5.5%	5.5%
	39.5%	39.5%

Deferred income taxes result from temporary differences in the recognition of income and expenses for the financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

	December 31, 2008	December 31, 2007
Net operating loss carryforward	12,990,000	5,119,100
Valuation allowance	(12,990,000)	(5,119,100)
Deferred income tax asset	$-	$-

In assessing the amount of deferred tax asset to be recognized, management considers whether it is more likely than not that some of the losses will be used in the future.  Management expects that they will not have benefit in  the  future. Accordingly, a full valuation  allowance  has  been  established.

In addition, we revised “Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operation” to reflect those changes.  In addition we revised “Item 9A(T).  Controls and Procedures” to conform to the requirements of Item 308T(a)(1) of Regulation S-K. Other than these changes, the disclosures in the amended report are as of the initial filing date of April 15, 2009 and the report does not include subsequent events.

The management of the Company, specifically Michael Borish,  has discussed the matters reported in this Item 4.02 with the Company’s independent accountant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See 8.01 below.

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See 8.01 below.

Item 8.01 Other Events.

On August 28, 2009, by written consent, a holders of the majority of the shares of common stock of our company held our annual meeting. The following measures were approved or ratified:

•
The holders of the majority of the issued and outstanding shares of voting capital stock of the Corporation elected Michael Borish as the sole Director of the Corporation to serve until the next annual meeting of the Corporation’s shareholders or his or her earlier death, resignation or removal from office; and

•
The holders of the majority of the issued and outstanding shares of voting capital stock of the Corporation to ratify the appointment of Tarvaran, Askelson & Company, LLP as the Corporations auditors; and

•	The holders of the majority of the issued and outstanding shares of voting capital stock of the Corporation approved the Corporations 2009 Stock Option Plan; and

•
The holders of the majority of the issued and outstanding shares of voting capital stock of the Corporation approved a fifty (50) for one (1) reverse stock split of our issued and outstanding common stock and retain the current number of authorized common stock.

As a consequence, Michael Borish is the sole member of the Board of Directors at this time.

The reverse stock split is now subject to filing an Amendment of the Articles of Incorporation with the State of Delaware, receiving a new CUSIP and notification of FINRA
Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

          Exhibit 10.1    2009 Stock Option Plan

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freedom Environmental Services, Inc.

Date: September 9, 2009	By: /s/ Michael S. Borish
Michael S. Borish
Chairman, Chief Executive Officer